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                                                                    EXHIBIT 24.2


                                   CERTIFICATE

                          HOECHST CELANESE CORPORATION

TO WHOM IT MAY CONCERN:

     I, Edmond A. Collins, certify that I am the duly certified and qualified Corporate Secretary of Hoechst Celanese Corporation (the "Corporation"), a Delaware corporation, and that the following is a true, correct and complete copy of a resolution passed by the Board of Directors of the Corporation by Unanimous Consent Resolution on March 3, 1997, and said resolution has not been amended or rescinded and is in full force and effect:

          RESOLVED, that each officer and director who is authorized under law to sign (on behalf of the Corporation or as an officer or director thereof) the corporation's documents that are filed with the Securities and Exchange Commission during 1997 is hereby authorized to execute a power of attorney appointing Perry W. Premdas, Thomas F. Kennedy, or David A. Jenkins as his true and lawful attorney to execute in his name, place and stead in any such capacity and on behalf of the Corporation such documents and all amendments and other papers in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys to have full power to act without the others, and to do and perform, in the name and on behalf of the officers and directors who shall have executed such power-of-attorney, every act necessary to be done as such officer or director could do in person; such documents shall include but not be limited to the Annual Report on Form 10-K for fiscal year 1996 that is filed pursuant to the Securities Exchange Act of 1934.

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of this Corporation this 6th day of March, 1997.


                                            By: /s/ E. A. Collins
                                                -----------------------
                                                    E. A. Collins
                                                    Secretary

[SEAL]
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                          HOECHST CELANESE CORPORATION
                          UNANIMOUS CONSENT RESOLUTION
                            OF THE BOARD OF DIRECTORS

In lieu of a Special Meeting of the Board of Directors of Hoechst Celanese Corporation, the undersigned, being all the members of the Board of Directors of the Corporation, do hereby unanimously consent to the following resolutions:

AUTHORIZE POWERS-OF-ATTORNEY TO SIGN DOCUMENTS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION

      WHEREAS, the Corporation files documents with the Securities and Exchange Commission that are required to be signed by certain officers and directors, and such documents receive an adequate review before filing;

      NOW THEREFORE, the Board of Directors adopts the following resolution which authorizes the signing of such documents by powers-of-attorney:

      RESOLVED, that each officer and director who is authorized under law to sign (on behalf of the Corporation or as an officer or director thereof) the Corporation's documents that are filed with the Securities and Exchange Commission during 1997 is hereby authorized to execute a power of attorney appointing Perry W. Premdas, Thomas F. Kennedy, or David A. Jenkins as his true and lawful attorney to execute in his name, place and stead in any such capacity and on behalf of the Corporation such documents and all amendments and other papers in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys to have full power to act without the others, and to do and perform, in the name and on behalf of the officers and directors who shall have executed such power-of-attorney, every act necessary to be done as such officer or director could do in person; such documents shall include but not be limited to the Annual Report on Form 10-K for fiscal year 1996 that is filed pursuant to the Securities Exchange Act of 1934.

The foregoing actions are taken pursuant to the Delaware General Corporation Law, Section 141(f), and shall be of the same force and effect as if taken at a meeting of the Board of Directors called and held for the purpose of taking the actions set forth above.
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IN WITNESS WHEREOF, all of the directors of Hoechst Celanese Corporation have affixed their signature hereto as of the date below written.


/s/ H. R. Benz                            /s/ R. J. Bailey
-----------------------                   -----------------------
    H. R. Benz                                R. J. Bailey

/s/ W. B. Harris                          /s/ D. A. Jenkins
-----------------------                   -----------------------
    W. B. Harris                              D. A. Jenkins

/s/ T. F. Kennedy                         /s/ K. Warning
-----------------------                   -----------------------
    T. F. Kennedy                             K. Warning


DATED:      March 3, 1997